UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 15, 2011

MidWestOne Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 000-24630

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
102 South Clinton Street
Iowa City, Iowa 52240
(Address of principal executive offices, including zip code)
(319) 356-5800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On April 15, 2011, MidWestOne Financial Group, Inc. (the “Company”) received a letter of reprimand from The Nasdaq Stock Market LLC (“NASDAQ”) due to the Company discovering and self reporting to NASDAQ that, during 2009, 2010 and the first two months of 2011, the Company inadvertently did not fully comply with the audit committee and compensation committee composition requirements set forth in NASDAQ Listing Rules 5605(c)(2)(A) and 5605(d) because Kevin W. Monson, one of the Company's four audit committee and compensation committee members, should not have been considered “independent” pursuant to NASDAQ Listing Rule 5605(a)(2) beginning in 2009.  Mr. Monson should not have been considered independent because, in 2008, the Company made payments for architectural and design services to Neumann Monson, P.C., an architectural services firm headquartered in Iowa City, Iowa for which Mr. Monson is the President, Managing Partner and controlling shareholder, which slightly exceeded 5% of that firm's gross revenues in such year.  Upon discovery of the issue, Mr. Monson immediately resigned from both the Audit Committee and the Compensation Committee.  Because the Company already had three other independent directors serving on each of the Audit Committee and Compensation Committee, the Company was in compliance with NASDAQ Listing Rules 5605(c)(2)(A) and 5605(d) immediately following the resignation of Mr. Monson from the committees and remains in compliance as of the date of this report.
The Company self reported to NASDAQ that the Board had mistakenly considered the director to be an independent director during 2009, 2010 and the first two months of 2011 and thus inadvertently did not fully comply with the requirements set forth in NASDAQ Listing Rules 5605(c)(2)(A) and 5605(d) that the audit and compensation committees be comprised solely of independent directors.  The Company also reported to NASDAQ that the Board took immediate action to restore the Company's compliance with such rules by obtaining Mr. Monson's immediate resignation from both the Audit Committee and Compensation Committee.  Following the Company's self reporting of the issue, NASDAQ issued to the Company a letter of reprimand. In its letter, NASDAQ stated that the Company's noncompliance did not appear to have been the result of a deliberate intent to avoid compliance, and that the Company has not demonstrated a pattern of noncompliance.
Item 7.01.     Regulation FD Disclosure.
On April 21, 2011, the presentation attached as Exhibit 99.1 will be given at the Company's Annual Meeting. This report should not be deemed an admission as to the materiality of any information contained in the presentation. The full text of the presentation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits. The following exhibits are filed herewith:
99.1    Annual Meeting Slide Presentation, April 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWESTONE FINANCIAL GROUP, INC.

Dated:	April 19, 2011	By:	/s/ GARY J. ORTALE
Gary J. Ortale
Executive Vice President and Chief Financial Officer